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                                 ACTAMED CORPORATION

                           1996 DIRECTOR STOCK OPTION PLAN

                       (AMENDED AND RESTATED DECEMBER __, 1997)

                                      ARTICLE I

                                       GENERAL

     1.1  PURPOSE OF THE PLAN.

     The purpose of the ActaMed Corporation 1996 Director Stock Option Plan (the "Plan") is to assist ActaMed Corporation (the "Company") in securing and retaining non-employee directors of outstanding ability by making it possible to offer them an increased incentive to advise, join or continue in the service of the Company and to increase their efforts for its welfare through participation or increased participation in the ownership and growth of the Company by granting non-employee directors, and Non-Employee Director's Designees (as defined below), Options under this Plan.

     1.2  DEFINITIONS.

          (a) "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company.

          (b)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (c)  "COMMITTEE" means the committee referred to in Section 1.3.

          (d)  "COMMON STOCK" means the common stock of the Company.

          (e) "FAIR MARKET VALUE" means the closing price of the shares on a national securities exchange on which the Common Stock is primarily traded on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If the shares of Common Stock are traded in the over-the-counter market, "fair market value" means the closing "asked" price of the shares in the over-the-counter market on the day on which such value is to be determined or, if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. Nevertheless, if the Board of Directors determines that the fair market value of the Common Stock cannot be accurately determined pursuant to the methodologies described above or if shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the


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Board of Directors or Committee administering the Plan, taking into consideration those factors affecting or reflecting value which they deem appropriate.

          (f) "NON-EMPLOYEE DIRECTOR'S DESIGNEE" means the corporation, partnership, proprietorship or other entity (including an investment fund) by whom the non-employee director is employed or with whom the non-employee director is affiliated as an officer, partner, director, manager, principal, or associate, at the time the non-employee director is a director of the Corporation and is determined by the Committee to receive options under the Plan.

          (g) "NONQUALIFIED STOCK OPTION" means an option to purchase shares of Common Stock which is not intended to qualify as an incentive stock option as defined in Section 422 of the Code and which may be granted to non-employee directors and a Non-Employee Director's Designees.

          (h)  "OPTION" means a Nonqualified Stock Option.

          (i) "OPTIONEE" means a non-employee director or a Non-Employee Director's Designee to whom an Option is granted under the Plan.

          (j) "PARENT" means any corporation which qualifies as a parent of a corporation under the definition of "parent corporation" contained in Section 424(e) of the Code.

          (k) "SUBSIDIARY" means any corporation which qualifies as a subsidiary of a corporation under the definition of "subsidiary corporation contained in Section 424(f) of the Code.

          (l) "TERM" means the period during which a particular Option may be exercised as determined by the Committee and as provided in the option agreement.

     1.3  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors consisting of at least three members from the Board of Directors. In the absence of such an express appointment of a Committee, the Board shall serve as the Committee. Subject to the control of the Board, and without limiting the control over decisions described in Section 1.7, the Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. More particularly, the Committee shall determine which non-employee directors shall be granted Options and the terms of such Options. All Options granted under the Plan shall be Nonqualified Stock Options. Determinations by the Committee under the Plan (including, without limitation, determinations of the person to receive Options, the form, amount and timing of such Options, and the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated. In serving on the Committee, members thereof shall be considered to be acting in their capacity as members of the Board of Directors and shall be entitled to all rights of


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indemnification provided by the Bylaws of the Company or otherwise to members of the Board of Directors. At the time that the Committee determines that a non-employee director shall be granted Options under the Plan, the non-employee director may promptly notify the Committee of the Non-Employee Director's Designee who shall be granted all or a portion of the Options in place of the non-employee director. The Committee shall retain at all times, before the Options are granted, the discretion as to whether or not to grant the Options to the Non-Employee Director's Designee.

     1.4  SHARES SUBJECT TO THE PLAN.

     The total number of shares that may be purchased pursuant to Options under the Plan shall not exceed 100,000 shares of Common Stock. Shares subject to the Options which terminate or expire prior to exercise shall be available for future Options under the Plan without being charged against the limitation of 100,000 shares set forth above. Shares issued pursuant to the Plan may be either unissued shares of Common Stock or reacquired shares of Common Stock held in treasury.

     1.5  TERMS AND CONDITIONS OF OPTIONS.

     All Options shall be evidenced by option agreements in such form as the Committee shall approve from time to time subject to the provisions of Article II and the following provisions:

          (a) EXERCISE PRICE. The exercise price of an Option shall be determined by the Committee; provided, however, such exercise price shall not be less than the Fair Market Value (as determined by the Board of Directors) of the Common Stock at the time the Option is granted without the unanimous approval of all members of the Board of Directors.

          (b) EXERCISE. The Committee shall determine whether the Option shall be exercisable in full at any time during the Term or in cumulative or noncumulative installments during the Term.

          (c) TERMINATION OF DIRECTORSHIP. An Optionee's Option shall expire on the expiration of the Term specified in Section 2.1 or upon the occurrence of such events as are specified in the option agreement. If the option agreement permits exercise of the Option after termination of directorship (or after the termination of the directorship of the non-employee director on whose behalf the Non-Employee Director's Designee has been granted the Option), the Optionee may exercise the Option only with respect to the shares which could have been purchased by the Optionee at the date of termination of such directorship. However, the Committee may, but is not required to, waive any requirements made pursuant to Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection. An Optionee's directorship (or the directorship of the non-employee director on whose behalf the Non-Employee Director's Designee has been granted the Option) shall be deemed to terminate on the effective date of his or her resignation or removal or, in the alternative, on the date determined by the Committee to constitute the date of the termination of directorship of the Optionee (or the non-employee director on whose behalf the Non-Employee Director's Designee has been granted the Option). Whether military, government or other service or other leave of absence shall constitute a termination of

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directorship shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

          (d) DEATH OR DISABILITY. Upon termination of the directorship of the Optionee (or the non-employee director on whose behalf the Non-Employee Director's Designee has been granted the Option) by reason of death or disability (as determined by the Committee consistent with the definition of Section 422(c)(6) of the Code), the Option shall expire on the earlier of the expiration of (i) the date specified in the option agreement which in no event shall be later than 12 months after the date of such termination, or (ii) the Term specified in Section 2.1. The Optionee or his successor in interest, as the case may be, may exercise the Option only as to the shares that could have been purchased by the Optionee at the date of the termination of directorship of the Optionee (or the non-employee director on whose behalf the Non-Employee Director's Designee has been granted the Option). However, the Committee may, but is not required to, waive any requirements made pursuant to Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection.

          (e) PAYMENT. Payment for shares as to which an Option is exercised shall be made in such manner and at such time or times as shall be provided in the option agreement, including cash, Common Stock of the Company which was previously acquired by the Optionee, or any combination thereof. The Fair Market Value of the surrendered Common Stock as of the date of exercise shall be determined in valuing Common Stock used in payment for Options.

          (f) NONTRANSFERABILITY. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution; provided, however, a non-employee director may designate that his or her Options be granted to the Non-Employee Director's Designee subject to the approval by the Committee. During the lifetime of the Optionee (or the lifetime of the non-employee director on whose behalf the Non-Employee Director's Designee has been granted the Option), an Option shall be exercisable only by the Optionee.

          (g) CHANGE IN CONTROL. In the discretion of the Committee, an option agreement may contain provisions providing that in the event of a "change in control" of the Company, such Option shall become immediately exercisable in full notwithstanding any provisions in the option agreement to the contrary.
For the purposes of this paragraph (g), a "change in control" of the Company shall be deemed to occur if (i) the Company is a party to a merger, share exchange or other business combination pursuant to which the Company does not survive or survives only as a subsidiary of another corporation; or (ii) all or substantially all of the assets of the Company are sold or otherwise disposed of.

          (h) ADDITIONAL PROVISIONS. Each option agreement may contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time, including cash awards for such purposes as the Committee may determine, including but not limited to cash awards for the payment of any income or excise tax directly or indirectly attributable to the exercise or acceleration of exercise of an Option (including, without limitation, any tax under Code Section 280G).


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     1.6  STOCK ADJUSTMENTS; MERGERS.

          (a) GENERAL. Notwithstanding Section 1.4, in the event the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, share exchange, stock dividend, or transaction having similar effect, the total number of shares of Common Stock set forth in Section
1.4 shall be proportionately and appropriately adjusted by the Committee.

          (b) OPTIONS. Following a transaction described in subsection (a) above, if the Company continues in existence, the number and kind of shares that are subject to any Option and the option price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Company will not remain in existence or substantially all of its Common Stock will be purchased by a single purchaser or group of purchasers acting together, then the Committee may (i) declare that all Options shall terminate 30 days after the Committee gives written notice to all Optionees of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionees that all Options granted under the Plan shall apply with appropriate adjustments as determined by the Committee to the securities of the successor corporation to which holders of the numbers of shares subject to such Options would have been entitled, or (iii) take action that is some combination of aspects of (i) and (ii). Except as provided in the last sentence of this paragraph (b), the determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Any fractional shares resulting from any of the foregoing adjustments under this paragraph shall be disregarded and eliminated. Notwithstanding anything else contained in this Section 1.6(b), if an option agreement permits the immediate exercise in full of an Option upon a change in control as provided in Section 1.5(g) above, the provisions of such option agreement may not be revised by the Committee pursuant to this Section 1.6(b) without the consent of the Optionee.

     1.7  NOTIFICATION OF EXERCISE.

     Options shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall be accompanied by any payment required pursuant to Section 1.5(e) and shall be effective upon receipt by the Secretary of the Company received during normal business hours or if not so received, such exercise shall be effective on the next regular business day of the Company. Exercise by an Optionee which is a corporation, partnership or other entity, or by an Optionee's heir or the representative of his estate shall be accompanied by evidence of its or his authority to so act in form reasonably satisfactory to the Company.


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                                      ARTICLE II

                              NONQUALIFIED STOCK OPTIONS

     2.1  TERMS AND CONDITIONS OF OPTIONS.

     In addition to the requirements of Section 1.5, each Option granted under the Plan to a non-employee director or a Non-Employee Director's Designee shall be a Nonqualified Stock Option and subject to the following provisions:

          (a) TERM. Each Nonqualified Stock Option granted under the plan shall be exercisable only during a term fixed by the Committee.

          (b) EXERCISE PRICE. Subject to the terms of Section 1.5(a), the Company may elect to grant Nonqualified Stock Options at a price less than the Fair Market Value of the Common Stock at the time the Option is granted.

     2.2  SECTION 83(b) ELECTION.

     The Company recognizes that certain persons who receive Nonqualified Stock Options may be subject to restrictions regarding their right to trade Common Stock under Applicable securities laws. Such may cause Optionee's exercising such Options not to be taxable under the provisions of Section 83(c) of the Code. Accordingly, Optionees exercising such Nonqualified Stock Options may consider making an election to be taxed upon exercise of the Option under
Section 83(b) of the Code and to effect such election will file such election with the Internal Revenue Service within (30) days of exercise of the Option and otherwise in accordance with applicable Treasury Regulations.

                                     ARTICLE III

                                ADDITIONAL PROVISIONS

     3.1  SHAREHOLDER APPROVAL.

     The Plan shall be submitted for the approval of the shareholders of the Company as soon as reasonably practicable following the adoption of the Plan by the Board of Directors or the Committee and in all events within one year of its approval by such Board or Committee. If the shareholders of the Company do not approve the Plan as provided in this Section 3.1, the Plan shall terminate.

     3.2  COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

     The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable Federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of


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Common Stock prior to (a) the listing of such share on any stock exchange on which the Common Stock may then be listed and (b) the completion of any registration or qualification (or determination of the availability of an exemption therefrom) of such shares under any Federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     3.3  AMENDMENTS.

     The Board of Directors may discontinue the Plan at any time, and may amend it from time to time. However, except as permitted under Section 1.6, no amendment, without approval by stockholders, may (a) increase the total number of shares which may be issued under the Plan or to any individual under the Plan, (b) extend the date on which the Plan will terminate, (c) reduce the Option price for shares which may be purchased pursuant to Options under Articles II of the Plan, (d) extend the period during which Options may be granted, (e) change the class of eligible persons to whom Options may be granted under the Plan, or (f) change the provisions of the Plan in such a manner so as to increase materially the benefits accruing under the Plan. Other than as expressly permitted under the Plan, no outstanding Option may be revoked or altered in a manner unfavorable to the Optionee without the consent of the Optionee.

     3.4  NO RIGHTS AS SHAREHOLDER.

     No Optionee shall have any rights as a shareholder with respect to any share subject to his or her Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

     3.5  WITHHOLDING.

     Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax liability in such form as the Company may determine or accept in its sole discretion, including payment by surrender or retention of shares of Common Stock prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any Federal, state, or local withholding tax liability.

     3.6  CONTINUED SERVICE AS A DIRECTOR NOT PRESUMED.

     This Plan and any document describing this Plan and the grant of any Option hereunder shall not give any Optionee a right to continued service as a director of the Company or its Subsidiaries.

     3.7  EFFECTIVE DATE; DURATION.

     The Plan shall become effective as of February 9, 1996, subject to shareholder approval pursuant to Section 3.1, and shall expire at midnight on February 9, 2006. No Options may be granted under the Plan after February 9, 2006, but Options granted on or before that date may be


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exercised according to the terms of the related agreements and shall continue to be governed by and interpreted consistent with the terms hereof.

     The foregoing Plan was approved and adopted by the Board of Directors and the Shareholders of the Company on February 9, 1996 and the Plan was amended and restated by the Board of Directors of the Company on December __, 1997.


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